Exhibit 99.1

Leadis Technology Reports Second Quarter 2006 Financial Results with 129% Revenue Increase Year-Over-Year

SUNNYVALE, California – July 25, 2006 – Leadis Technology, Inc. (Nasdaq: LDIS), a leading mixed-signal semiconductor developer of display driver ICs for small panel color displays, today announced results for the second quarter of 2006, ended June 30, 2006. Revenue for the second quarter rose to $30.9 million, up 29% sequentially from the prior quarter and up 129% from the second quarter of 2005. Under generally accepted accounting principles (GAAP), second quarter net loss was $3.2 million or $0.11 per basic share, as compared to $2.8 million or $0.10 per basic share in the first quarter of 2006 and the $2.6 million net loss or $0.09 per basic share reported in the second quarter of 2005. The company recorded an inventory reserve charge of approximately $1.6 million for the second quarter of 2006 due to inventory in excess of demand.

In addition to reporting GAAP results, the company also reports non-GAAP results, which exclude stock-based compensation expense determined in accordance with FAS 123(R) as adopted by the company commencing in the first quarter of 2006. Non-GAAP net loss for the second quarter of 2006 narrowed to $1.9 million or $0.07 per basic share, as compared to a net loss of $2.2 million or $0.08 per basic share in the first quarter of 2006 and a net loss of $2.1 million or $0.07 per basic share in the second quarter of 2005. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

The company reported cash and short-term investments of $104 million as of June 30, 2006, an increase of $2 million as compared to the prior quarter ended March 31, 2006, due to the timing of payments of accounts payable and the collection of accounts receivable.

Business Summary

•	Second quarter revenue was $30.9 million, representing the fifth consecutive quarter of double-digit percentage increases. TFT sales paced the revenue growth and represented approximately 40% of total second quarter revenue, an increase from approximately 35% of total first quarter revenue.

•	Total driver unit shipments in the second quarter grew 38% sequentially to a record 28.4 million units, as compared to 20.6 million units in the first quarter of 2006 and increased 228% from 8.6 million units in the same period last year. This substantial year-to-year unit shipment growth indicates the company continues to recapture market share over the past year.

•	ASP decreased 7% on a blended basis compared to the prior quarter. A better mix in overall TFT sales could not offset lower ASPs for CSTN products.

•	Second quarter gross margin was 10%, which was lower than the prior quarter, caused primarily by an inventory reserve charge totaling $1.6 million to cost of sales for inventory in excess of forecasted demand.

•	Since the beginning of the second quarter, the company announced two new products that entered into volume production and two new products that commenced sampling:

a)	The LDS181, a 65K color STN product, began volume production. The LDS181 supports resolutions of 101(RGB) x 80 for mobile phone main displays.

b)	The LDS186, a 65K color STN product, also began volume production. The LDS186 supports resolutions of 128 (RGB) x 160 or quarter QVGA level for mobile phone main displays. This is the fourth display resolution for the company’s 65K color STN product family.

c)	The LDS191, a 262K color STN product, began sampling. The LDS191 supports quarter QVGA resolution and is the first in the new family of 262K color products built on the company’s next generation process technology.

d)	The LDS331, a 262K color LTPS TFT product, also began sampling. The LDS331 supports quarter QVGA resolution and is also built on the company’s next generation process technology.

“I am pleased with our second quarter revenue growth and record unit shipment,” said Tony Alvarez, President and CEO. “We are also making progress in improving our new product development processes. Year to date, we have introduced 3 new products to volume production and have two new CSTN and LTPS TFT products sampling. As I have stated before, the recovery of our business hinges on new product introductions. Our goal remains to double the number of new products introduced from 5 last year to 10 this year.”

Business Outlook

“Due to a greater than previously anticipated revenue drop from our existing offerings, particularly TFT’s, we are reducing our third quarter outlook,” said Mr. Alvarez. “Our second half new product introductions are on schedule, but their current ramp forecast is insufficient to offset the expected decline of existing product revenue in the third quarter. Nevertheless, we are optimistic that revenue from these new products, as well as normal seasonal pattern for the holiday season, will result in a sequential revenue increase in the fourth quarter.”

Based on information currently available to the company, expectations for the third quarter of 2006 are as follows:

•	Revenue, which varies with product mix and selling prices, is expected to be in the range of $15 to $18 million, primarily due to a decrease in revenue from current TFT products.

•	ASP on a blended basis, which varies with product mix, is expected to decline more than the prior quarter, mainly attributable to the anticipated drop in TFT sales.

•	Gross margin, which varies with product mix, ASP and unit costs, is expected to be slightly higher as a percentage of sales.

“While the third quarter outlook is disappointing, I view it as a transitional quarter,” said Mr. Alvarez. “Revenue from our older products is forecast to drop at a faster rate than previously anticipated and will not be offset by revenue from our new products. However, I believe that the fundamental work that we are doing to improve the long term prospects for Leadis remains on track.”

Conference Call Today

Leadis will broadcast its conference call today, Tuesday, July 25, 2006 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its second quarter 2006 earnings and provide additional guidance.

To listen to the call, dial 1-877-704-5378 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code is 2748012.

A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call

IR Contact

Victor Lee, Chief Financial Officer

(408) 331-8616

About Leadis Technology, Inc.

Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets mixed-signal semiconductors that enable and enhance the features and capabilities of small panel displays, focusing on the mobile handset market. Leadis’ core products are color display drivers, which are critical components of displays used in mobile consumer electronic devices. Leadis supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays. For more information, visit www.leadis.com.

Non-GAAP Financial Measures

Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP (previously referred to as “pro-forma”) financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Leadis has historically reported non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, which results excluded stock-based compensation expenses. Starting in the first quarter of 2006, Leadis implemented FAS 123(R), “Share-Based Payment.” Financial results for prior year periods, however, are not required to be restated for FAS 123(R). Consequently, Leadis has excluded the effect of expensing stock-based compensation in deriving calculations of operating income, net income (loss), net income (loss) per share, gross profit, and certain operating expenses (including research and development and selling, general and administrative). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will also enable investors to evaluate the company’s core operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release.

Cautionary Language

This press release regarding business and financial results for the quarter ended June 30, 2006 and the remainder of fiscal year 2006 contains forward-looking statements based on Leadis’ current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; the company’s dependence on a limited number of products; risks that the company’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks that the company’s products may not gain broad acceptance in markets other than mobile handsets, including the MP3 market; quarterly fluctuations in revenue and operating results due to seasonal fluctuations in demand for consumer electronic devices; risks that the company’s foundry suppliers may not allocate to it sufficient silicon wafers to meet its demand due to the company’s lack of long-term supply contracts with its foundries; risks that the company may not be able to manage its growth; risks with managing international activities; intellectual property litigation risks; the semiconductor industry’s cyclical nature; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K filed with the SEC on March 15, 2006, in the sections titled Risk Factors and Forward-Looking Statements, and Form 10-Q for the quarter ended March 31, 2006, which are available at www.leadis.com. (LDISG)

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$70,823	$67,721	$72,801
Short-term investments	32,906	34,182	34,077
Accounts receivable, net	27,023	20,603	14,775
Inventory	11,177	9,994	13,075
Prepaid expenses and other current assets	4,207	4,931	4,693

Total current assets	146,136	137,431	139,421
Property and equipment, net	3,699	3,341	3,505
Other assets	1,404	1,175	988

Total assets	$151,239	$141,947	$143,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,882	$17,324	$17,781
Accrued liabilities	3,824	2,789	2,932
Taxes payable	2,921	2,455	2,330
Other current liabilities	88	138	338

Total current liabilities	33,715	22,706	23,381
Other noncurrent liabilities	780	784	718

Total liabilities	34,495	23,490	24,099

Stockholders’ equity:
Common stock and additional paid-in capital	105,922	104,409	104,173
Deferred stock-based compensation	—	—	(1,196)
Retained earnings	10,822	14,048	16,838

Total stockholders’ equity	116,744	118,457	119,815

Total liabilities and stockholders’ equity	$151,239	$141,947	$143,914

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Jun. 30, 2006	Mar. 31, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005
Revenue	$30,936	$24,057	$13,538	$54,993	$25,142

Cost of sales (1)	27,848	20,395	9,723	48,243	18,172

Gross profit	3,088	3,662	3,815	6,750	6,970

Research and development expenses (1)	3,394	3,635	3,930	7,029	7,671
Selling, general and administrative expenses (1)	3,864	3,659	3,101	7,523	5,690

Total operating expenses	7,258	7,294	7,031	14,552	13,361

Operating loss	(4,170)	(3,632)	(3,216)	(7,802)	(6,391)
Interest and other income, net	1,027	888	724	1,915	1,016

Loss before provision (benefit) for income taxes	(3,143)	(2,744)	(2,492)	(5,887)	(5,375)
Provision (benefit) for income taxes	83	188	133	271	(221)

Loss before cumulative effect of change in accounting principle	(3,226)	(2,932)	(2,625)	(6,158)	(5,154)

Cumulative effect of change in accounting principle	—	142	—	142	—

Net loss	$(3,226)	$(2,790)	$(2,625)	$(6,016)	$(5,154)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.11)	$(0.10)	$(0.09)	$(0.21)	$(0.18)
Cumulative effect of change in accounting principle	—	—	—	—	—

Basic and diluted net loss per share	$(0.11)	$(0.10)	$(0.09)	$(0.21)	$(0.18)

Shares used in computing basic and diluted per share amounts	28,654	28,455	28,031	28,569	27,964

Note:

(1) Includes stock-based compensation, as follows:

Cost of sales	$123	$130	$25	$253	$61
Research and development	264	277	226	541	501
Selling, general and administrative expenses	917	649	297	1,566	717

Total stock-based compensation	$1,304	$1,056	$548	$2,360	$1,279

LEADIS TECHNOLOGY, INC.

RECONCILIATION OF GAAP TO NON-GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30, 2006				Three Months Ended March 31, 2006
	Non-GAAP				Non-GAAP
	Reported	Entries		Non-GAAP	Reported	Entries		Non-GAAP
Revenue	$30,936	$—		$30,936	$24,057	$—		$24,057

Cost of sales	27,848	(123	)(a)	27,725	20,395	(130	)(a)	20,265

Gross profit	3,088	123		3,211	3,662	130		3,792

Research and development expenses	3,394	(264	)(a)	3,130	3,635	(277	)(a)	3,358
Selling, general and administrative expenses	3,864	(917	)(a)	2,947	3,659	(649	)(a)	3,010

Total operating expenses	7,258	(1,181)		6,077	7,294	(926)		6,368

Operating loss	(4,170)	1,304		(2,866)	(3,632)	1,056		(2,576)
Interest and other income, net	1,027	—		1,027	888	—		888

Loss before provision for income taxes	(3,143)	1,304		(1,839)	(2,744)	1,056		(1,688)
Provision for income taxes	83	—		83	188	349	(b)	537

Loss before cumulative effect of change in accounting principle	(3,226)	1,304		(1,922)	(2,932)	707		(2,225)
Cumulative effect of change in accounting principle	—	—		—	142	(142	)(c)	—

Net loss	$(3,226)	$1,304		$(1,922)	$(2,790)	$565		$(2,225)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.11)			$(0.07)	$(0.10)			$(0.08)
Cumulative effect of change in accounting principle	—			—	—			—

Basic and diluted net loss per share	$(0.11)			$(0.07)	$(0.10)			$(0.08)

Shares used in computing basic and diluted per share amounts	28,654			28,654	28,455			28,455

Notes:

(a)	Stock-based compensation expense.
(b)	Tax benefit for income taxes in connection with stock-based compensation expense as reported under FAS 123(R).
(c)	Cumulative effect of change in accounting principles in connection with implementation of FAS 123(R) in the first quarter of 2006.

	Three Months Ended June 30, 2005
	Non-GAAP
	Reported	Entries		Non-GAAP
Revenue	$13,538	$—		$13,538

Cost of sales	9,723	(25	)(a)	9,698

Gross profit	3,815	25		3,840

Research and development expenses	3,930	(226	)(a)	3,704
Selling, general and administrative expenses	3,101	(297	)(a)	2,804

Total operating expenses	7,031	(523)		6,508

Operating loss	(3,216)	548		(2,668)
Interest and other income, net	724	—		724

Loss before provision for income taxes	(2,492)	548		(1,944)
Provision for income taxes	133	—		133

Loss before cumulative effect of change in accounting principle	(2,625)	548		(2,077)
Cumulative effect of change in accounting principle	—	—		—

Net loss	$(2,625)	$548		$(2,077)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.09)			$(0.07)
Cumulative effect of change in accounting principle	—			—

Basic and diluted net loss per share	$(0.09)			$(0.07)

Shares used in computing basic and diluted per share amounts	28,031			28,031

Notes:

(a)	Stock-based compensation expense.